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                                                                    EXHIBIT 99.2
                                 Certification

Pursuant to 18 U.S.C. Sec. 1350, the undersigned officer of Block Communications, Inc. (the "Company"), hereby certifies that the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2002 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Dated: September 19, 2002                           /s/ Gary J. Blair
      ------------------------------          --------------------------------
                                              Name:  Gary J. Blair
                                              Title: Executive Vice-President/
                                                     Chief Financial Officer